EXHIBIT 32
WALTER INVESTMENT MANAGEMENT CORP. AND SUBSIDIARIES
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
Denmar J. Dixon, Vice Chairman, President and Chief Executive Officer, and Gary L. Tillett, Executive Vice President and Chief Financial Officer, of Walter Investment Management Corp. (the “Company”), each certify to such officer’s knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
1. The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2015	By:	/s/ Denmar J. Dixon
Denmar J. Dixon
Vice Chairman, President and Chief Executive Officer

Date: November 5, 2015	By:	/s/ Gary L. Tillett
Gary L. Tillett
Executive Vice President and Chief Financial Officer